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                                                                 April 28, 2004


Evergreen Utilities and High Income Fund
200 Berkeley Street
Boston, Massachusetts 02116

                           Re:      Registration Statement on Form N-2
                                    File Nos. 333-112631 and 811-21507

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference of our opinion, filed as an exhibit to Pre-Effective Amendment No. 2 to the Evergreen Utilities and High Income Fund's Registration Statement on Form N-2 on April 19, 2004 ("Pre-Effective Amendment No. 2") and to the reference to our firm under the caption "VALIDITY OF COMMON SHARES" in such Pre-Effective Amendment No. 2.

                                                    Very truly yours,


                                                    /s/ Sullivan & Worcester LLP
                                                    SULLIVAN & WORCESTER LLP






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